JPMorgan Chase Financial Company LLC	February 2018

Registration Statement Nos. 333-209682 and 333-209682-01

Dated February 9, 2018

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Auto-Callable Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Auto-Callable Trigger PLUS will pay no interest and do not guarantee any return of your principal at maturity. If the closing level of each underlying index on the redemption observation date is greater than its initial index value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment of $11.00 per Auto-Callable Trigger PLUS, or 110% of the stated principal amount. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, the payment at maturity on the Auto-Callable Trigger PLUS will be based on the performance of the worse performing of the S&P 500® Index and the EURO STOXX 50® Index. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and each underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worse performing index. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and either underlying index has remained flat or declined in value but the final index value of each underlying index is greater than or equal to its trigger level, investors will receive the stated principal amount of the Auto-Callable Trigger PLUS at maturity. However, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of either underlying index has declined in value so that the final index value of that underlying index is less than its trigger level, at maturity investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the closing level of the worse performing index over the term of the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income in exchange for the possibility of receiving the early redemption payment and the leverage feature. Because the payment at maturity is based on the worse performing index, if the final index value of either underlying index is less than its trigger level, you will lose more than 20%, and possibly all, of your initial investment, even if the other underlying index appreciates or does not decline as much. The Auto-Callable Trigger PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Auto-Callable Trigger PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Auto-Callable Trigger PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Auto-Callable Trigger PLUS. The investor may lose some or all of the stated principal amount of the Auto-Callable Trigger PLUS.

FINAL TERMS
Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
Underlying indices:		S&P 500® Index (the “SPX Index”) and EURO STOXX 50® Index (the “SX5E Index”) (each, an “underlying index”)
Aggregate principal amount:		$3,400,000
Early redemption:		If, on the redemption observation date, the closing level of each underlying index is greater than or equal to its initial index value, the Auto-Callable Trigger PLUS will be automatically redeemed for the early redemption payment on the redemption date. No further payments will be made on the Auto-Callable Trigger PLUS once they have been redeemed. In addition, if the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final index value of each underlying index is greater than its initial index value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the worse performing index had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
Early redemption payment:		$11.00 per Auto-Callable Trigger PLUS.
Payment at maturity:

If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and:

•   the final index value of each underlying index is greater than its initial index value, for each $10 stated principal amount Auto-Callable Trigger PLUS: $10 + leveraged upside payment

• the final index value of either underlying index is less than or equal to its initial index value but the final index value of each underlying index is greater than or equal to its trigger level, for each $10 stated principal amount Auto-Callable Trigger PLUS: $10
• the final index value of either underlying index is less than its trigger level, for each $10 stated principal amount Auto-Callable Trigger PLUS: $10 × index performance factor of the worse performing index
This amount will be less than the stated principal amount of $10 per Auto-Callable Trigger PLUS and will represent a loss of more than 20%, and possibly all, of your investment.
Leveraged upside payment:		$10 × leverage factor × index percent increase of the worse performing index
Leverage factor:		150%.
Index percent increase:		With respect to each underlying index: (final index value – initial index value) / initial index value
Index performance factor:		With respect to each underlying index, the final index value divided by the initial index value
Stated principal amount:		$10 per Auto-Callable Trigger PLUS
Issue price:		$10 per Auto-Callable Trigger PLUS (see “Commissions and issue price” below)
Pricing date:		February 9, 2018
Original issue date:		February 14, 2018 (settlement date)
Maturity date:		August 14, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Terms continued on the following page
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Auto-Callable Trigger PLUS	$10.00	$0.20(2)	$9.75
$0.05(3)
Total	$3,400,000.00	$85,000.00	$3,315,000.00
(1)	See “Additional Information about the Auto-Callable Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Auto-Callable Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.20 per $10 stated principal amount Auto-Callable Trigger PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Auto-Callable Trigger PLUS.

The estimated value of the Auto-Callable Trigger PLUS on the pricing date was $9.513 per $10 stated principal amount Auto-Callable Trigger PLUS. See “Additional Information about the Auto-Callable Trigger PLUS — The estimated value of the Auto-Callable Trigger PLUS” in this document for additional information.

Investing in the Auto-Callable Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Auto-Callable Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Auto-Callable Trigger PLUS” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial index value:

With respect to the SPX Index, 2,619.55, which is the closing level of that underlying index on the pricing date

With respect to the SX5E Index, 3,325.99, which is the closing level of that underlying index on the pricing date

Trigger level:	With respect to the SPX Index: 2,095.64, which is equal to 80% of its initial index value With respect to the SX5E Index: 2,660.792, which is equal to 80% of its initial index value
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
Worse performing index:	The underlying index with the lower index performance factor
Redemption observation date:	August 9, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Redemption date:	August 14, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Valuation date:	August 9, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date —Notes Linked to Multiple Underlyings” in the accompanying product supplement
CUSIP/ISIN:	48129L843 / US48129L8431
Listing:	The securities will not be listed on any securities exchange.

February 2018	Page 2

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index due and the EURO STOXX 50® Index August 14, 2019 can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to $11.00 per Auto-Callable Trigger PLUS, or 110% of the stated principal amount, if the closing level of each underlying index on the redemption observation date is greater than or equal to its initial index value.
▪	As an alternative to direct exposure to the underlying indices that, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, enhances returns for any positive performance of the worse performing index if the final index value of each underlying index is greater than its initial index value.
▪	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, to potentially achieve similar levels of upside exposure to the worse performing index as a direct investment, while using fewer dollars by taking advantage of the leverage factor.
▪	To provide limited market downside protection against loss of principal in the event of a decline of either underlying index but only if the final index value of each underlying index is greater than or equal to its trigger level.
Maturity:	1.5 years
Early redemption payment:	$11.00 (110% of the stated principal amount) per Auto-Callable Trigger PLUS
Leverage factor:	150% (applicable only if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than its initial index value)
Trigger level:	With respect to each underlying index, 80% of its initial index value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.

Supplemental Terms of the Auto-Callable Trigger PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index.”

February 2018	Page 3

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

If the closing level of each of the S&P 500® Index and the EURO STOXX 50® Index on the redemption observation date is greater than or equal to its initial index value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment per Auto-Callable Trigger PLUS equal to $11.00, or 110% of the stated principal amount. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, the Auto-Callable Trigger PLUS offer leveraged upside exposure to the worse performing of the underlying indices, while providing limited protection against negative performance of the worse performing index. In exchange for enhanced returns from any positive performance of the worse performing index, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of each underlying index has appreciated, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the worse performing index. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of either underlying index has remained flat or depreciated but the final index value of each underlying index is at or above its trigger level, at maturity investors will receive the stated principal amount of their investment. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of either underlying index has depreciated below its trigger level, at maturity investors are fully exposed to the negative performance of the worse performing index. Investors may lose a significant portion or all of the stated principal amount of the Auto-Callable Trigger PLUS. In addition, if the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final index value of each underlying index is greater than its initial index value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the worse performing index had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature	On the redemption observation date, if the closing level of each underlying index is greater than or equal to its initial index value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment per Auto-Callable Trigger PLUS equal to the early redemption payment on the redemption date. No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.
Leveraged Performance	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than its initial index value, the Auto-Callable Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the worse performing index relative to a hypothetical direct investment in that underlying index.
Trigger Feature	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, even if the final index value of either underlying index is less than or equal to its initial index value, investors will receive their stated principal amount at maturity but only if the final index value of each underlying index is greater than or equal to its trigger level.
Upside Scenario if the Worse Performing Index Appreciates	The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than its initial index value. At maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 plus a return equal to 150% of the index percent increase of the worse performing index.
Par Scenario	The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of either underlying index is less than or equal to its initial index value but the final index value of each underlying index is greater than or equal to its trigger level. In this case, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 per Auto-Callable Trigger PLUS at maturity even though the worse performing index has depreciated.

February 2018	Page 4

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Downside Scenario	The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of either underlying index is less than its trigger level. In this case, the Auto-Callable Trigger PLUS pay an amount that is over 20% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline of the final index value of the worse performing index from its initial index value. (Example: if the worse performing index decreases in value by 40%, the Auto-Callable Trigger PLUS will pay an amount that is less than the stated principal amount by 40%, or $6 per Auto-Callable Trigger PLUS.)

If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, the payment at maturity on the Auto-Callable Trigger PLUS is based solely on the worse performing index and you will not benefit from the performance of any other underlying index. Therefore, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, investors will receive a positive return on their investment only if the final index value of each underlying index is greater than its initial index value, but investors will lose a significant portion or all of their investment if the final index value of either underlying index is less than its trigger level, even if the value of the other underlying index appreciates or does not decline as much.

February 2018	Page 5

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Auto-Callable Trigger PLUS. The following examples are for illustrative purposes only. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of either underlying index. The actual initial index value of each underlying index is the closing level of that underlying index on the pricing date and is specified on the cover of this pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “S&P 500® Index Overview” and “EURO STOXX 50® Index Overview,” as applicable, in this pricing supplement. The actual trigger level of each underlying index is specified on the cover of this in the pricing supplement. All payments on the Auto-Callable Trigger PLUS, if any, are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Early Redemption Payment:	$11.00 per Auto-Callable Trigger PLUS (110% of the stated principal amount)
Hypothetical initial index value:	With respect to the SPX Index: 100.00 With respect to the SX5E Index: 100.00
Leverage factor:	150%
Hypothetical trigger level:	With respect to the SPX Index: 80.00, which is 80% of its hypothetical initial index value With respect to the SX5E Index: 80.00, which is 80% of its hypothetical initial index value

EXAMPLE 1: Each underlying index appreciates as of the redemption observation date and the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity.

Closing level on the redemption observation date		SPX Index: 115 SX5E Index: 120
Early redemption payment	=	$11.00

In this example, the SPX Index has appreciated by 15% and the SX5E Index has appreciated by 20% from the pricing date to the redemption observation date. Because the closing level of each underlying index on the redemption observation date is above its initial index value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment per Auto-Callable Trigger PLUS equal to the early redemption payment of $11.00, or 110% of the stated principal amount. No further payments will be made on the Auto-Callable Trigger PLUS, and investors do not participate in the appreciation of either underlying index.

EXAMPLE 2: The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, each underlying index appreciates and investors receive the stated principal amount plus the leveraged upside payment.

Closing level on the redemption observation date		SPX Index: 85 SX5E Index: 90
Final index value		SPX Index: 110 SX5E Index: 105
Index percent increase		SPX Index: (110 – 100) / 100 = 10% SX5E Index: (105 – 100) / 100 = 5%
Payment at maturity	=	$10 + leveraged upside payment

February 2018	Page 6

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

=	$10 + ($10 × leverage factor × index percent change of the worse performing index)
=	$10 + ($10 × 150% × 5%)
=	$10 + $0.75
=	$10.75

In this example, the SPX Index has depreciated by 15% and the SX5E Index has depreciated by 10% from the pricing date to the redemption observation date.  Because the closing level of each underlying index on the redemption observation date is below its initial index value, the Auto-Callable Trigger PLUS are not automatically redeemed prior to maturity.  In addition, the SPX Index has appreciated by 10% and the SX5E Index has appreciated by 5% from the pricing date to the valuation date. Because the final index value of each underlying index is above its initial index value, investors receive at maturity the stated principal amount plus the leveraged upside payment of $0.75. Investors receive $10.75 per Auto-Callable Trigger PLUS at maturity. Investors receive a leveraged upside return based only on the 5% appreciation of the SX5E Index, which is the worse performing index, even though the other underlying index has appreciated more.

EXAMPLE 3: The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, one underlying index appreciates while the other underlying index declines below its initial index value but not below its trigger level, and investors receive the stated principal amount.

Closing level on the redemption observation date		SPX Index: 110 SX5E Index: 80
Final index value		SPX Index: 90 SX5E Index: 120
Index percent change		SPX Index: (90 – 100) / 100 = -10% SX5E Index: (120 – 100) / 100 = 20%
Payment at maturity	=	$10

In this example, the SPX Index has appreciated by 10% and the SX5E Index has depreciated by 20% from the pricing date to the redemption observation date.  Because the closing level of at least one underlying index on the redemption observation date is below its initial index value, the Auto-Callable Trigger PLUS are not automatically redeemed prior to maturity.  In addition, the SX5E Index has appreciated by 20% while the SPX Index has declined by 10% from the pricing date to the valuation date. Because the final index value of each underlying index is at or above its trigger level, even though the final index value of the SPX Index is less than its initial index value, investors receive, at maturity, the stated principal amount. However, investors do not participate in the appreciation of the other underlying index.

EXAMPLE 4: The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, one underlying index appreciates while the other underlying index declines below its trigger level, and investors are exposed to the decline in the worse performing index from its initial index value.

Closing level on the redemption observation date		SPX Index: 80 SX5E Index: 90
Final index value		SPX Index: 105 SX5E Index: 60
Index percent change		SPX Index: (105 – 100) / 105 = 5% SX5E Index: (60 –100) / 100 = -40%
Payment at maturity	=	$10 × index performance factor of the worse performing index
	=	$10 × 60%
	=	$6.00

In this example, the SPX Index has depreciated by 20% and the SX5E Index has depreciated by 10% from the pricing date to the redemption observation date.  Because the closing level of each underlying index on the

February 2018	Page 7

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

redemption observation date is below its initial index value, the Auto-Callable Trigger PLUS are not automatically redeemed prior to maturity.  In addition, the SPX Index has appreciated by 5% while the SX5E Index has declined by 40% from the pricing date to the valuation date. Therefore, investors are exposed to the negative performance of the SX5E Index, which is the worse performing index in this example, and receive a payment at maturity of $6.00 per Auto-Callable Trigger PLUS. Investors lose 1% of the stated principal amount for every 1% decline in the SX5E Index from its initial index value, even though the other underlying index has appreciated from its initial index value.

EXAMPLE 5: The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, each underlying index declines below its trigger level, and investors are exposed to the decline in the worse performing index from its initial index value.

Closing level on the redemption observation date		SPX Index: 70 SX5E Index: 90
Final index value		SPX Index: 50 SX5E Index: 60
Index percent change		SPX Index: (50 – 100) / 100 = -50% SX5E Index: (60 –100) / 100 = -40%
Payment at maturity	=	$10 × index performance factor of the worse performing index
	=	$10 × 50%
	=	$5.00

In this example, the SPX Index has depreciated by 30% and the SX5E Index has depreciated by 10% from the pricing date to the redemption observation date.  Because the closing level of each underlying index on the redemption observation date is below its initial index value, the Auto-Callable Trigger PLUS are not automatically redeemed prior to maturity.  In addition, the final index value of each underlying index is less than its trigger level. The SPX Index has declined by 50% and the SX5E Index has declined by 40% from the pricing date to the valuation date. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worse performing index in this example, and receive a payment at maturity of $5.00 per Auto-Callable Trigger PLUS.

If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, because the payment at maturity of the Auto-Callable Trigger PLUS is based on the worse performing index, if the final index value of either underlying index is less than its trigger level, you will lose more than 20%, and possibly all, of your initial investment, even if the value of any other underlying index appreciates or does not decline as much.

The hypothetical returns and hypothetical payments on the Auto-Callable Trigger PLUS shown above apply only if you hold the Auto-Callable Trigger PLUS for their entire term or until automatic early redemption prior to maturity. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

February 2018	Page 8

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Auto-Callable Trigger PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Auto-Callable Trigger PLUS.

▪	The Auto-Callable Trigger PLUS do not pay interest or, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the return of any principal and your investment in the Auto-Callable Trigger PLUS may result in a loss. The terms of the Auto-Callable Trigger PLUS differ from those of ordinary debt securities in that the Auto-Callable Trigger PLUS do not pay interest or, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the payment of any principal amount at maturity. If the final index value of either underlying index is less than its trigger level (which is 80% of its initial index value), the payment at maturity will be an amount in cash that is over 20% less than the stated principal amount of each Trigger PLUS, and this decrease will be by an amount that is proportionate to the decrease in the value of the worse performing index and may be zero. There is no minimum payment at maturity on the Auto-Callable Trigger PLUS and, accordingly, you could lose your entire initial investment in the Auto-Callable Trigger PLUS.
▪	If the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment. If the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, investors will not participate in any appreciation of either underlying index, and the return on the Auto-Callable Trigger PLUS is limited to the early redemption payment that is paid on the redemption date. In addition, if the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final index value of each underlying index is greater than its initial index value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the worse performing underlying index had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Early redemption risk. The term of your investment in the Auto-Callable Trigger PLUS may be limited to as short as six months by the automatic early redemption feature of the Auto-Callable Trigger PLUS. If the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you may not be able to reinvest the proceeds from an investment in the Auto-Callable Trigger PLUS at a comparable return for a similar level of risk.
▪	You are exposed to the price risk of both underlying indices. Your return on the Auto-Callable Trigger PLUS is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the indices may not be correlated. Poor performance by either underlying index over the term of the Auto-Callable Trigger PLUS may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive a positive return, each underlying index must close at or above its initial index value on the redemption observation date or above its initial index value on the valuation date. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and either underlying index has declined below its trigger level as of the valuation date, you will be fully exposed to the decline in the worse performing index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying index has appreciated. Under this scenario, the value of any payment at maturity will be significantly less than the stated principal amount and could be zero.

▪	Because the Auto-Callable Trigger PLUS are linked to the performance of the worse performing index, you are exposed to greater risks of sustaining a loss on your investment than if the Auto-Callable Trigger PLUS were linked to just one index. The risk that you will suffer a loss on your investment is greater if you invest in the Auto-Callable Trigger PLUS than if you invest in substantially similar Trigger PLUS that are linked to the performance of just one underlying index. With two indices, it is more likely that either underlying index will close below its initial index value on the redemption observation date and below its trigger level on the valuation date than if the Auto-Callable Trigger PLUS were linked to only one underlying index. In addition, you will not benefit from the performance of the index that is not the worse performing index. Therefore it is more likely that you will suffer a loss, which may be significant, on your initial investment.

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JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The Auto-Callable Trigger PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Auto-Callable Trigger PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Auto-Callable Trigger PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Auto-Callable Trigger PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Auto-Callable Trigger PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Auto-Callable Trigger PLUS. If these affiliates do not make payments to us and we fail to make payments on the Auto-Callable Trigger PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Auto-Callable Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Auto-Callable Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Auto-Callable Trigger PLUS, hedging our obligations under the Auto-Callable Trigger PLUS and making the assumptions used to determine the pricing of the Auto-Callable Trigger PLUS and the estimated value of the Auto-Callable Trigger PLUS, which we refer to as the estimated value of the Auto-Callable Trigger PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS. The calculation agent has determined the initial index value and the trigger level of each underlying index, will determine the final index value of each underlying index and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to either of the underlying indices or calculation of the final index value of either underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Auto-Callable Trigger PLUS and the value of the Auto-Callable Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Auto-Callable Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Auto-Callable Trigger PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The benefit provided by the trigger level may terminate on the valuation date. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final index value of either underlying index is less than its trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the worse performing index.
▪	The estimated value of the Auto-Callable Trigger PLUS is lower than the original issue price (price to public) of the Auto-Callable Trigger PLUS. The estimated value of the Auto-Callable Trigger PLUS is only an estimate determined by reference to several factors. The original issue price of the Auto-Callable Trigger PLUS exceeds the estimated value of the Auto-Callable Trigger PLUS because costs associated with selling, structuring and hedging the Auto-Callable Trigger PLUS are included in the original issue price of the Auto-Callable Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if

February 2018	Page 10

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable Trigger PLUS and the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS. See “Additional Information about the Auto-Callable Trigger PLUS — The estimated value of the Auto-Callable Trigger PLUS” in this document.

▪	The estimated value of the Auto-Callable Trigger PLUS does not represent future values of the Auto-Callable Trigger PLUS and may differ from others’ estimates. The estimated value of the Auto-Callable Trigger PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Auto-Callable Trigger PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Auto-Callable Trigger PLUS that are greater than or less than the estimated value of the Auto-Callable Trigger PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Auto-Callable Trigger PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Trigger PLUS from you in secondary market transactions. See “Additional Information about the Auto-Callable Trigger PLUS — The estimated value of the Auto-Callable Trigger PLUS” in this document.
▪	The estimated value of the Auto-Callable Trigger PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Auto-Callable Trigger PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Auto-Callable Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Auto-Callable Trigger PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Auto-Callable Trigger PLUS and any secondary market prices of the Auto-Callable Trigger PLUS. See “Additional Information about the Auto-Callable Trigger PLUS — The estimated value of the Auto-Callable Trigger PLUS” in this document.
▪	The value of the Auto-Callable Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Auto-Callable Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Auto-Callable Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Auto-Callable Trigger PLUS — Secondary market prices of the Auto-Callable Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Trigger PLUS during this initial period may be lower than the value of the Auto-Callable Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Auto-Callable Trigger PLUS will likely be lower than the original issue price of the Auto-Callable Trigger PLUS. Any secondary market prices of the Auto-Callable Trigger PLUS will likely be lower than the original issue price of the Auto-Callable Trigger PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Auto-Callable Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Auto-Callable Trigger PLUS.

The Auto-Callable Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Trigger PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Auto-Callable Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Auto-Callable Trigger PLUS during their term will be

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JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:

▪	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
▪	customary bid-ask spreads for similarly sized trades;
▪	our internal secondary market funding rates for structured debt issuances;
▪	the actual and expected volatility of each underlying index;
▪	the time to maturity of the Auto-Callable Trigger PLUS;
▪	the likelihood of an automatic early redemption being triggered;
▪	the dividend rates on the equity securities included in the underlying indices;
▪	the actual and expected positive or negative correlation among the underlying indices, or the actual or expected absence of any such correlation;
▪	interest and yield rates in the market generally;
▪	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index trade and the correlation among those rates and the levels of the SX5E Index; and
▪	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Auto-Callable Trigger PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Auto-Callable Trigger PLUS, if any, at which JPMS may be willing to purchase your Trigger PLUS in the secondary market.

▪	Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in either underlying index. Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in either underlying index or its component stocks. Investors in the Auto-Callable Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.
▪	Adjustments to either underlying index could adversely affect the value of the Auto-Callable Trigger PLUS. The underlying index publisher of either underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The Auto-Callable Trigger PLUS are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

February 2018	Page 12

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The Auto-Callable Trigger PLUS are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your Auto-Callable Trigger PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Auto-Callable Trigger PLUS, you will not receive any additional payment or incur any reduction in any payment on the Auto-Callable Trigger PLUS.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Auto-Callable Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable Trigger PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the levels of the underlying indices, and, as a result, could decrease the amount an investor may receive on the Auto-Callable Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index values and the trigger levels and, therefore, could potentially increase the levels that the underlying indices must reach before you receive the early redemption payment or, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, before you receive a payment at maturity that exceeds the issue price of the Auto-Callable Trigger PLUS or so that you do not suffer a significant loss on your initial investment in the Auto-Callable Trigger PLUS. Additionally, these hedging or trading activities during the term of the Auto-Callable Trigger PLUS, including on the valuation date, could adversely affect the final index values and, accordingly, the amount of cash an investor will receive at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Auto-Callable Trigger PLUS declines.
▪	Secondary trading may be limited. The Auto-Callable Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Auto-Callable Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable Trigger PLUS easily. JPMS may act as a market maker for the Auto-Callable Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Auto-Callable Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Auto-Callable Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Auto-Callable Trigger PLUS.
▪	The tax consequences of an investment in the Auto-Callable Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Auto-Callable Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Auto-Callable Trigger PLUS described in “Additional Information about the Auto-Callable Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Auto-Callable Trigger PLUS, the timing and character of any income or loss on the Auto-Callable Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

February 2018	Page 13

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on February 9, 2018:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 1/26/2018):	2,872.87
Current Closing Level:	2,619.55	52 Week Low (on 2/9/2017):	2,307.87
52 Weeks Ago (on 2/9/2017):	2,307.87

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2013 through February 9, 2018.  The graph following the table sets forth the daily closing levels of the S&P 500® Index during the same period.  The closing level of the S&P 500® Index on February 9, 2018 was 2,619.55.  We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.  The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index at any time, including on the redemption observation date or the valuation date.  The payment of dividends on the stocks that constitute the S&P 500® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter (through February 9, 2018)	2,872.87	2,581.00	2,619.55

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JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels January 2, 2013 to February 9, 2018

3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18

Source: Bloomberg

*The dotted line in the graph indicates the trigger level, equal to 80% of the initial index value.

License Agreement. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

February 2018	Page 15

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The EURO STOXX 50® Index” in the accompanying underlying supplement.

Information as of market close on February 9, 2018:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 11/1/2017):	3,697.40
Current Closing Level:	3,325.99	52 Week Low (on 2/10/2017):	3,270.83
52 Weeks Ago (on 2/9/2017):	3,277.79

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter in the period from January 1, 2013 through February 9, 2018. The graph following the table sets forth the daily closing levels of the EURO STOXX 50® Index during the same period. The closing level of the EURO STOXX 50® Index on February 9, 2018 was 3,325.99. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index at any time, including on the redemption observation date or the valuation date. The payment of dividends on the stocks that constitute the EURO STOXX 50® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index	High	Low	Period End
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52

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JPMorgan Chase Financial Company LLC

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter (through February 9, 2018)	3,672.29	3,325.99	3,325.99

EURO STOXX 50® Index Historical Performance – Daily Closing Levels* January 2, 2013 to February 9, 2018

4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18

Source: Bloomberg

*The dotted line in the graph indicates the trigger level, equal to 80% of the closing level of the initial index value.

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX 50® Index — License Agreement” in the accompanying underlying supplement.

February 2018	Page 17

JPMorgan Chase Financial Company LLC

Auto-Callable Trigger PLUS Based on the Worse Performing of the S&P 500® Index and the EURO STOXX 50® Index due August 14, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Auto-Callable Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Auto-Callable Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Auto-Callable Trigger PLUS:

The estimated value of the Auto-Callable Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Auto-Callable Trigger PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Auto-Callable Trigger PLUS. The estimated value of the Auto-Callable Trigger PLUS does not represent a minimum price at which JPMS would be willing to buy your Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Auto-Callable Trigger PLUS is based on, among other things, our and our affiliates’ view of the funding value of the Auto-Callable Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Auto-Callable Trigger PLUS in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the Auto-Callable Trigger PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Auto-Callable Trigger PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Auto-Callable Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the Auto-Callable Trigger PLUS does not represent future values of the Auto-Callable Trigger PLUS and may differ from others’ estimates” in this document.

The estimated value of the Auto-Callable Trigger PLUS is lower than the original issue price of the Auto-Callable Trigger PLUS because costs associated with selling, structuring and hedging the Auto-Callable Trigger PLUS are included in the original issue price of the Auto-Callable Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable Trigger PLUS and the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Auto-Callable Trigger PLUS. See “Risk Factors — The estimated value of the Auto-Callable Trigger PLUS is lower than the original issue price (price to public) of the Auto-Callable Trigger PLUS” in this document.

Secondary market prices of the Auto-Callable Trigger PLUS:	For information about factors that will impact any secondary market prices of the Auto-Callable Trigger PLUS, see “Risk Factors — Secondary market prices of the Auto-Callable Trigger PLUS will be impacted by many economic and market factors” in this

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

document. In addition, we generally expect that some of the costs included in the original issue price of the Auto-Callable Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Auto-Callable Trigger PLUS. The length of any such initial period reflects the structure of the Auto-Callable Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Auto-Callable Trigger PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the Auto-Callable Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Auto-Callable Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Auto-Callable Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Auto-Callable Trigger PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Auto-Callable Trigger PLUS should be treated as short-term capital gain or loss unless you hold your Auto-Callable Trigger PLUS for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of Auto-Callable Trigger PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Auto-Callable Trigger PLUS, in which case the timing and character of any income or loss on the Auto-Callable Trigger PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2019 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the Auto-Callable Trigger PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the Auto-

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Callable Trigger PLUS.

Withholding under legislation commonly referred to as “FATCA” may (if the Auto-Callable Trigger PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Auto-Callable Trigger PLUS, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of an Auto-Callable Trigger PLUS. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the Auto-Callable Trigger PLUS.

Supplemental use of proceeds and hedging:

The Auto-Callable Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Auto-Callable Trigger PLUS. See “Hypothetical Examples” in this document for an illustration of the risk-return profile of the Auto-Callable Trigger PLUS and “S&P 500® Index Overview” and “EURO STOXX 50® Index Overview” in this document for a description of the market exposure provided by the Auto-Callable Trigger PLUS.

The original issue price of the Auto-Callable Trigger PLUS is equal to the estimated value of the Auto-Callable Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable Trigger PLUS, plus the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Auto-Callable Trigger PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Auto-Callable Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the Auto-Callable Trigger PLUS will be made against payment for the Auto-Callable Trigger PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the Auto-Callable Trigger PLUS (this settlement cycle being referred to as “T+3”).  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Auto-Callable Trigger PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The Auto-Callable Trigger PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”).  For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”).  Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Auto-Callable Trigger PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Auto-Callable Trigger PLUS or otherwise making them available

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Validity of the Auto-Callable Trigger PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Auto-Callable Trigger PLUS offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Auto-Callable Trigger PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Auto-Callable Trigger PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Trigger PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Auto-Callable Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the Auto-Callable Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Auto-Callable Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Underlying supplement no. 1-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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